SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT



               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 11, 1995

             FRANKLIN FINANCIAL SERVICES CORPORATION
     (Exact name of registrant as specified in its charter)



     Pennsylvania                0-12126          23-144083
(State or other jurisdiction  (Commission      (IRS Employer
       of incorporation)       File Number)     Ident. No.)


  20 South Main Street, Chambersburg, PA                17201
(Address of principal executive office)                (Zip Code)


Registrant's telephone number,
                              including area code (717) 264-6116

                              N/A
(Former name or former address, if changes since last report)












Item 5.   Other Events.

       The press release of Franklin Financial Services Corporation dated October 11, 1995 relating to the declaration of a stock split in the form of a fifty percent (50%) stock dividend is attached hereto as Exhibit 99 and is incorporated by reference herein.

Item 7.   Financial Statements, Pro Forma Financial Information
            and Exhibits.

                 (c)  Exhibits

            The following exhibits are filed herewith:

                                             Page Number in
          Exhibit                            Manually Signed
          Number         Description            Original

            99      Press Release, dated            3
                    October 11, 1995, of
                    Franklin Financial
                    Services Corporation


                           SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         FRANKLIN FINANCIAL SERVICES CORPORATION

                         By: Robert G. Zullinger, Vice-Chairman
                             and Chief Executive Officer


Dated:  October 11, 1995




















                           EXHIBIT 99


NEWS RELEASE - October 11, 1995
Franklin Financial Services Corporation
Kenneth C. Ditzler (717) 264-6116




         Franklin Financial Declares 50% Stock Dividend


       The Board of Directors of Franklin Financial Services
Corporation has declared a three for two stock split in the form of a fifty percent (50%) stock dividend.

       The stock dividend will be payable December 29, 1995 to shareholders of record on December 8, 1995. This means that one additional share of stock will be issued for every two (2.00) shares held by shareholders.

       In addition, the Board declared a $.28 per share regular cash dividend for the fourth quarter 1995. The cash dividend will bring the total cash dividend paid per share in 1995 to $1.08, a 10.2% increase over the cash dividends paid per share during 1994. The cash dividend will be payable November 30, 1995, to shareholders of record on November 10, 1995.